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                                                               Exhibit No. 23(a)
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-3 of our report dated February 15, 2001, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Raleigh, North Carolina
April 9, 2001